UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2006

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ENERGY PARTNERS, LTD.
(Exact name of registrant as specified in its charter)

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Delaware	001-16179	72-1409562
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

201 St. Charles Avenue, Suite 3400
New Orleans, Louisiana 70170
(Address of principal executive offices)

(504) 569-1875
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On March 24, 2006, Energy Partners, Ltd. (the “Company”) announced that Mr. Javan Ottoson will join the Company on or about April 17, 2006 as the Company’s Senior Vice President of Drilling and Engineering. A copy of the press release is attached as Exhibit 99.1 to this current report.

Pursuant to an offer letter dated March 20, 2006 (the “Offer Letter”), a copy of which is attached as Exhibit 10.1 to this current report, the Company and Mr. Ottoson agreed to the following, among other things:

•	A commencement of employment payment of $50,000.
•	A starting base salary of $210,000 annually.
•	An annual bonus target of 50% of base pay.
•
A grant on the commencement date of his employment of an option with a ten year term to purchase 10,000 shares of Common Stock of the Company that will vest in one-third increments on each of the first three anniversaries of the date of grant at an exercise price equal to the closing price of the Company’s Common Stock on the date of grant.

•	An award on the commencement date of his employment of 5,000 restricted share units that will vest on the third anniversary of the date of employment.

The foregoing description of the Offer Letter is qualified in its entirety by reference to the Offer Letter attached as Exhibit 10.1 to this current report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Offer Letter of Mr. Javan Ottoson, dated March 20, 2006.
99.1	Press Release dated March 24, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 24, 2006

                                               ENERGY PARTNERS, LTD.

                                               By:  /s/ John H. Peper
                                                       John H. Peper
                                                       Executive Vice President, General
                                                       Counsel and Corporate Secretary